As filed with the Securities and Exchange Commission on August 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices)

Orient-Express Hotels Ltd.

2009 Share Award and Incentive Plan, As Amended

(Full title of the plans)

John T. Landry, Jr.

Orient-Express Hotels Inc.

1114 Avenue of the Americas

New York, New York  10036-7703

(Name and address of agent for service)

(212) 302-5055

(Telephone number, including area code, of agent for service)

Copy to:

Vincent Monte-Sano

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York  10005-2072

(212) 732-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Class A common shares, par value $.01 each	4,000,000 shares	(2)	$9.37	(4)	$37,480,000	(4)	$2,672.32
Preferred share purchase rights	4,000,000 rights	(3)	—	(5)	—	(5)	None

(1)

This registration statement shall also cover any additional class A common shares and attached preferred share purchase rights which become issuable under the Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan as amended on June 3, 2010 (the “2009 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding class A common shares and attached rights of the Registrant.

(2)	Represents 4,000,000 class A common shares of the Registrant reserved for issuance under the 2009 Plan.

(3)	Represents 4,000,000 attached preferred share purchase rights reserved for issuance under the 2009 Plan.

(4)

Calculated pursuant to Rule 457 (c) and (h) upon the basis of the average of the high and low prices ($9.49 and $9.24) of a class A common share as reported for New York Stock Exchange composite transactions on August 2, 2010.

(5)

Included in the offering price of the class A common shares being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the preferred share purchase rights, such rights will be attached to and transferable only with the class A and class B common shares and will be evidenced by the certificates evidencing the class A and class B common shares.

This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

INTRODUCTION

In accordance with General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Orient-Express Hotels Ltd. (the “Registrant”) to register an additional 4,000,000 class A common shares, par value $0.01 each, (and the accompanying rights to purchase the Registrant’s series A junior participating preferred shares) under the Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan, as amended (the “2009 Plan”).

The Registrant previously registered an aggregate of 2,579,798 class A common shares (and the accompanying rights to purchase the Registrant’s series A junior participating preferred shares) for issuance under the 2009 Plan on Registration Statement No. 333-161459.  The contents of that registration statement are hereby incorporated herein by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                       Incorporation of Documents by Reference.

The Registrant is incorporating by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (Commission File No. 1-16017):

•                                          the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended by Amendment No. 1 on Form 10-K/A, dated June 18, 2010;

•                                          the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010;

•                                          the Registrant’s Current Reports on Form 8-K dated on the front covers May 26, 2010, May 27, 2010, June 1, 2010 and June 3, 2010;

•                                          the description of the Registrant’s class A common shares, which appears in its Registration Statement on Form 8-A dated July 28, 2000, Amendment No. 1 thereto dated April 23, 2007, Amendment No. 2 thereto dated June 8, 2009 and Amendment No. 3 thereto dated May 27, 2010, for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

•                                          the description of the preferred share purchase rights which appears in the Registrant’s Registration Statement on Form 8-A dated July 28, 2000, Amendment No. 1 thereto dated April 23, 2007, Amendment No. 2 thereto dated June 8, 2009 and Amendment No. 3 thereto dated May 27, 2010, for the registration of the rights under Section 12(b) of the Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 8.                                                       Exhibits.

The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 6th day of August, 2010.

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Paul M. White
Paul M. White
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes J. Robert Lovejoy, Paul M. White, Martin O’Grady and Edwin S. Hetherington, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above power of attorney have been signed below by the following persons in the capacities indicated on August 6, 2010.

Signature	Title

/s/ Paul M. White	President, Chief Executive Officer and Director
Paul M. White	(Principal Executive Officer)

/s/ Martin O’Grady	Chief Financial Officer
Martin O’Grady	(Principal Financial and Accounting Officer)

Signature	Title

/s/ John D. Campbell	Director
John D. Campbell

/s/ Mitchell C. Hochberg	Director
Mitchell C. Hochberg

/s/ James B. Hurlock	Director
James B. Hurlock

/s/ Prudence M. Leith	Director
Prudence M. Leith

/s/ J. Robert Lovejoy	Director and Authorized
J. Robert Lovejoy	Representative in the United States

/s/ Georg R. Rafael	Director
Georg R. Rafael

/s James B. Sherwood	Director
James B. Sherwood

EXHIBIT INDEX

Exhibit Number		Description

4.1	-	Schedule 1 to Bye-Laws of the Registrant.(1)

4.2	-	Rights Agreement dated as of June 1, 2000, and amended and restated as of April 12, 2007, between the Registrant and Computershare Trust Company, N.A., as Rights Agent.(2)

4.3	-	Amendment No. 1 dated December 10, 2007 to the amended and restated Rights Agreement (Exhibit 4.2 above).(3)

4.4	-	Amendment No. 2 dated May 27, 2010 to the amended and restated Rights Agreement (Exhibit 4.2 above).(4)

5	-	Opinion of Appleby.

23.1	-	Consent of Deloitte LLP.

23.2	-	Consent of PricewaterhouseCoopers.

23.3	-	Consent of BDO — Pazos, Lopez de Romana, Rodriguez S.C.

23.4	-	Consent of Appleby (included in Exhibit 5).

24	-	Powers of Attorney (included in the signature page of this Registration Statement).

99.1	-	Indemnification Agreement between the Registrant and J. Robert Lovejoy.

99.2	-	Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan, as amended.(5)

(1)                                 Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated June 15, 2007 on the front cover.

(2)                                 Incorporated by reference to Exhibit 1 of Amendment No.1 to the Registrant’s Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on April 23, 2007.

(3)                                 Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated December 10, 2007 on the front cover.

(4)                                 Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated May 27, 2010 on the front cover.

(5)                                 Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 3, 2010 on the front cover.